                                        EX-99.B(a)tmkartsup1

                          ARTICLES SUPPLEMENTARY
                                   OF
                        TARGET/UNITED FUNDS, INC.

     TARGET/UNITED FUNDS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland,
having its principal office in the State of Maryland in Baltimore, Maryland
(hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

     FIRST:  That the Board of Directors of the Corporation, at a meeting held on May 19, 1999, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation by setting, before the issuance of such shares, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof as hereinafter set forth.

     SECOND:  That there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's capital stock, as set forth in the Corporation's Articles of Incorporation.

     THIRD;  Pursuant to the authority vested in  the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the
Corporation, the Board of Directors, in accordance with Maryland General
Corporation Law, now duly redesignates and reclassifies the one billion
(1,000,000,000) authorized shares of capital stock of the Corporation among the series of the Corporation thereof as follows:

          100,000,000 shares  International Portfolio
          100,000,000 shares  Small Cap Portfolio
           50,000,000 shares  Balanced Portfolio
           50,000,000 shares  Limited-Term Bond Portfolio
          100,000,000 shares  Bond Portfolio
          100,000,000 shares  Income Portfolio
          100,000,000 shares  High Income Portfolio
          150,000,000 shares  Growth Portfolio
          100,000,000 shares  Money Market Portfolio
           50,000,000 shares  Asset Strategy Portfolio
          100,000,000 shares  Science and Technology Portfolio

    FOURTH:  That the aforesaid action by the Board of Directors was taken in accordance with the authority contained in Article Fifth of the
Corporation's Articles of Incorporation.

     IN WITNESS WHEREOF, Target/United Funds, Inc. has caused its corporate seal to be hereunto affixed and these Articles Supplementary to be signed in its name and on its behalf by Helge K. Lee, its Vice President, and attested by Kristen A. Richards, its Assistant Secretary, this 25th day of
May, 1999.

                         TARGET/UNITED FUNDS, INC.

(Corporate seal)

                         By: /s/ Helge K. Lee
                             ----------------------------
                             Helge K. Lee, Vice President

ATTEST:

/s/ Kristen A. Richards
----------------------------------------
Kristen A. Richards, Assistant Secretary

     I, Helge K. Lee, a Vice President of Target/United Funds, Inc., am
duly authorized to make this verification, and hereby state that I executed the foregoing Articles Supplementary, and acknowledge, in the name and on behalf of the corporation, the same to be the act of Target/United Funds,
Inc., and further that to the best of my knowledge, information and belief the matters and facts set forth therein are true in all material respects and that this statement is made under the penalties for perjury.

                        /s/ Helge K. Lee
                        -------------
                        Helge K. Lee